UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2020

TD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 104, No. 33 Section D,

No. 6 Middle Xierqi Road,

Haidian District, Beijing, China

(Address of Principal Executive Offices)

+86 (010) 59441080

(Issuer’s telephone number)

 Bat Group, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 5, 2020, TD Holdings, Inc. (formerly known as Bat Group, Inc.) (the “Company”) filed a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of Delaware to effect a name change (the “Charter Amendment”). The Charter Amendment became effective on March 6, 2020.

We have submitted the requisite documents and other information to the NASDAQ Listing Center to process the Charter Amendment. Effective March 11, 2020, the Company’s CUSIP number changed as a result of the Charter Amendment to 87250W103. The Company expects the marketplace effective date of the name change to TD Holdings, Inc. to be on or around March 13, 2020.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit 3.1 - Certificate of Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD Holdings, Inc.

Date: March 12, 2020	By:	/s/ Renmei Ouyang
	Name:	Renmei Ouyang
	Title:	Chief Executive Officer

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